Exhibit 99.1

         Quovadx Reports Third Quarter 2006 Financial Results


    GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--Oct. 31, 2006--Quovadx, Inc. (NASDAQ: QVDX), a global software and services company, today announced financial results for the third fiscal quarter ended
September 30, 2006.

    Financial highlights for the third quarter of 2006 included:

    -- Revenue of $20.4 million, up from $20.2 million in the third quarter of 2005;

    -- Gross margin of 60 percent, up from 53 percent in the third quarter of 2005;

    -- Net loss of $9,000, or $0.00 per share on a fully diluted basis (which includes a $1.0 million refund, or $0.02 per fully diluted share, related to an amended litigation settlement, as well as $0.5 million, or $0.01 per fully diluted share, of incremental FAS 123R stock compensation expense), compared to a net loss of $1.7 million, or $0.04 per diluted share, in the third quarter of 2005;

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) of $2.6 million, up from EBITDA of $1.1 million in the third quarter of 2005;

    -- Cash provided by operations of $3.1 million, compared to cash provided by operations of $4.4 million in the third quarter of 2005;

    -- Total cash, cash equivalents, investments and restricted cash at September 30, 2006 of $30.6 million; and

    -- Days sales outstanding, or DSO, of 48 days, down from 62 days a year ago.

    "In the third quarter, we remained focused on supporting our growth initiatives and continuing to improve on our financial performance," said Harvey A. Wagner, president and chief executive officer, Quovadx. "This enabled us to continue to improve gross margins, achieve the lowest days sales outstanding in the Company's history, deliver positive cash from operations, and increase our cash balance from the previous quarter. In addition, we continued to work toward a resolution of the legacy SEC investigation.

    "While our revenue growth is slower than we would like, we continue to see signs of momentum from our growth initiatives," Wagner continued. "In the third quarter, we added new customers, expanded services to existing customers, and maintained 90-plus percent renewal rates with our customers in all three divisions. We also signed new agreements and expanded existing agreements with selling partners in ISD and Rogue Wave, and we continued to make significant progress on our efforts to deliver new and enhanced product and service offerings to the marketplace.

    "We remain firm in our belief that we operate in attractive markets with significant opportunities for growth. While we review strategic alternatives, as announced on August 31, we expect to continue to invest selectively in targeted growth initiatives as we go forward," Wagner concluded.

    Business Division Highlights

    Integration Solutions Division (ISD)

    ISD provides clinical and financial interoperability solutions for hospitals, government entities, health plans and healthcare communities, designed to improve business process efficiency and leverage existing technology infrastructure.

    ISD highlights for the third quarter of 2006 included the following:

    --  Sales to new customers, including Health Texas Provider
        Network in Dallas, TX; LYNX Medical Systems, Belleview, WA; Samaritan Health Services in Corvallis, OR; Smart Systems for Health Agency in Ontario, Canada; and others;

    -- Expanded or renewed sales to existing customers, including Health-Comm GMBH in Essen, Germany; Novant Health in
        Winston-Salem and Charlotte, North Carolina; and others;

    -- Sales to and through existing channel partners, both domestically and abroad, including Cerner, eNovation Lifeline, GTSI, OCS Healthcare, RxHub, Stinger Medical and others;

    -- New and expanded partner relationships, including a new partnership with 3M Corporation and an expanded partnership agreement with RxHub; and

    -- The general availability (GA) release of Intelligent Health Broker 2.0, which enables Cloverleaf(R) Integration Services to consume and produce Web services and provides for SOAP and WSDL communication protocols.

    These and other initiatives enabled ISD to deliver third-quarter EBITDA of $2.2 million.

    CareScience Division

    The CareScience division provides care management services and analytical solutions to hospitals and health systems.

    CareScience highlights for the third quarter of 2006 included the following:

    -- Sales to new and existing customers, including Hoag Memorial Hospital in Newport Beach, CA; Mercer Health and Benefits, LLC in San Francisco, CA; Temple University Health System in Philadelphia, PA; Cooper Health System, Camden NJ; and others;

    -- Multi-year contract renewals with Banner Health in Phoenix, AZ; Baptist Health Care Corporation in Pensacola, FL; St.
        Luke's Episcopal-Presbyterian Hospital in Chesterfield, MO;
        and others;

    -- Implementation of a solution to provide blood utilization reports to the American Red Cross and its customers; and

    -- Ongoing product enhancements, including expansion of the Company's core measures certification through the Joint Commission on Accreditation of Health Organizations (JCAHO) and support of the newly announced Surgical Care Improvement project (SCIP) quality measures.

    These and other initiatives enabled CareScience to deliver third-quarter EBITDA of $0.4 million.

    Rogue Wave Software Division

    The Rogue Wave Software division specializes in high-performance development tools, frameworks and software libraries for the professional developer.

    Rogue Wave Software highlights for the third quarter of 2006 included the following:

    -- Sales of Rogue Wave(R) SourcePro(R) C++ Suite to new and existing enterprise customers in the telecommunications, financial services and healthcare markets in both the US and abroad. These sales continued to provide the majority of Rogue Wave Software's license revenue, while the Company continues initiatives to grow consulting revenue and increase sales of its new Rogue Wave(R) Hydra solution.

    -- Sales of Rogue Wave Hydra to enterprise customers, systems integrators and independent software vendors, including EnergySolve, an energy services company that provides utility bill outsourcing and web-based energy information reporting services; JackBe Corporation, a leading provider of Rich Enterprise Application solutions that extend SOA with Ajax to optimize business activity; Solutions IQ, leading provider of information technology staffing, outsourced services, and consulting; Tier 1 Innovation LLC, a leading provider of management and systems integration consulting services; and Verimatrix, Inc., a leading provider of software-based content security and revenue enhancement technologies in pay-TV networks; and others.

    These and other initiatives enabled Rogue Wave Software to deliver third-quarter EBITDA of $3.3 million.

    Other Matters

    On September 29, 2006, the Company offered to enter into a settlement with the Securities and Exchange Commission ("SEC") to settle the formal SEC investigation initiated April 12, 2004 pursuant to an "Order Directing Private Investigation and Designating Officers to Take Testimony." The proposed settlement would not involve any financial penalty. The settlement is subject to approval by the SEC. The Company's understanding is that the Staff of the Enforcement Division will recommend to the SEC that the proposed settlement be approved.

    In the class action captioned Heller v. Quovadx, Inc., et al, filed on June 10, 2004, the court denied approval of the previously reported settlement. The parties have reached an agreement to modify the settlement to exclude claims that were objectionable to the court and reduce the settlement fund from $10 million to $9 million. The modified settlement agreement will be resubmitted to the court for approval and, if approved, to the class members. As a result of the reduced settlement amount, the plaintiffs returned $1 million from the settlement fund to the Company in late October.

    In August, the Company announced that it had engaged First Albany Capital, LLC, to help it explore strategic alternatives to realize the Company's potential and enhance stockholder value. The Company does not intend to update its process or disclose developments with respect to potential initiatives unless or until the Board of Directors has approved a specific transaction.

    Conference Call

    Quovadx will host a conference call today, October 31, 2006, at 3:00 PM MT/5:00 PM ET, which will be broadcast live over the Internet. Please visit the "Investors" section of the Company's Website at http://www.investors.quovadx.com and click on the Investor Events page. For those who cannot access the live broadcast, a replay of the presentation will be archived on the Web cast and Presentation page of the Investor Relations section of the Company's Website. In addition, an audio replay of the call will be available through November 7, 2006 by calling toll free at 888-286-8010 and entering pass code 40873007.

    Non-GAAP Financial Measures

    This press release contains "non-GAAP financial measure(s)" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, including EBITDA on a consolidated basis and for each division for the quarters ended September 30, 2006 and 2005 and DSO on September 30, 2006 and 2005. These "non-GAAP" measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP").

    -- Reconciliations of EBITDA for the three and nine months ended September 30, 2006 and 2005, as compared to the most directly similar GAAP financial measures, are presented in the EBITDA reconciliation table at the end of the press release.

    -- DSO is calculated as: net outstanding accounts and unbilled receivables at the end of the quarter divided by total revenue for the quarter, multiplied by 90.

    The Company believes these measures provide useful information to management and to investors.

    About Quovadx, Inc.

    Quovadx (Nasdaq: QVDX) offers software and services for system development, extension, integration and analysis to enterprise customers worldwide. Quovadx has three divisions, including the Integration Solutions division (ISD), which offers private and public healthcare organizations software infrastructure to facilitate system interoperability and leverage existing technology; the CareScience division, which provides care management and analytical solutions to hospitals and health systems; and the Rogue Wave Software division, which provides software and services for enterprise-class application development. Quovadx serves companies in the healthcare, financial services, telecommunication and public sectors. For more information, please visit http://www.quovadx.com.

    CARESCIENCE, HYDRASDO and QUOVADX are trademarks, and CLOVERLEAF, ROGUE WAVE and SOURCEPRO are registered trademarks, of Quovadx, Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.

    Cautionary Statement

    Certain forward-looking statements are included in this release, including statements relating to Company goals, growth strategy and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect Quovadx management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may limit the Company's ability to fulfill its goals of accelerating revenue growth, investing in targeted growth initiatives and delivering sustainable growth in revenue, cash and profits within expected timeframes include: the ability of Quovadx's business divisions to execute growth strategies; increased market competition; market acceptance of and demand for existing products; market acceptance and demand for new solutions in the process of being introduced, including Rogue Wave(R) Hydra, CareScience(TM) Standards of Care and ISD's Intelligent Health Broker and related interoperability solutions; the Company's ability to replace revenue from an expected contract termination (MUSC); longer-than-expected sales cycles; technology adoption within the healthcare sector; the speed at which communities adopt and fund electronic health and medical records, computerized physician order entry systems, national provider ID initiatives and community-based health information exchange initiatives; the speed at which healthcare providers, payers and communities adopt and fund pay-for-performance initiatives; the rate at which software developers move away from C++ applications in favor of Java or other program-language applications; the Company's ability to successfully execute marketing plans and programs; the Company's success in maintaining and expanding current relationships, winning new customers and growing internationally; the Company's success with its partnership and channel-sales marketing strategy; the Company's ability to hit the market window for new technologies and solutions; the outcome of the Company's previously announced review of strategic alternatives; the Company's ability to attract and retain personnel while it is evaluating strategic alternatives; the full impact of the ongoing SEC investigation and remaining class action litigation; the Company's ability to manage and mitigate the liability it faces under privacy and security laws, regulations and contract requirements; and other risks. A full discussion of known risks and uncertainties is included in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. These filings are also available electronically through a link from the Quovadx Investor Relations Web page or from the SEC Web site at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that the Company's ability to reach the results described in the forward-looking statements could be impaired and the Company's stock price could be adversely affected. Quovadx does not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.


Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)



                                  September 30, 2006 December 31, 2005
                                  ------------------ -----------------
                                     (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                 $15,966           $17,806
  Short-term investments                     14,511            14,850
  Accounts receivable, net                    9,773            14,122
  Unbilled accounts receivable                1,125               720
  Prepaid and other                           3,184             1,771
                                  ------------------ -----------------
Total current assets                         44,559            49,269

  Property and equipment, net                 4,253             3,220
  Software, net                               6,921             7,409
  Other intangible assets, net               11,000            13,862
  Goodwill                                   46,724            46,724
  Restricted cash                               134               175
  Other assets                                  936               484
                                  ------------------ -----------------
Total assets                               $114,527          $121,143
                                  ================== =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $3,505            $3,383
  Accrued liabilities                        12,083            11,175
  Deferred revenue                           16,005            17,601
                                  ------------------ -----------------
Total current liabilities                    31,593            32,159

Long-term liabilities                         1,252               797
                                  ------------------ -----------------

Total liabilities                            32,845            32,956

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value,
   5,000,000 shares authorized; no
   shares issued and outstanding                  -                 -
  Common stock, $.01 par value;
   100,000,000 authorized and
   42,159,118 and 41,641,606
   shares issued and outstanding,
   respectively                                 422               416
  Accumulated other comprehensive
   income (loss)                                609              (199)
  Additional paid-in capital                274,026           272,260
  Accumulated deficit                      (193,375)         (184,290)
                                  ------------------ -----------------
Total stockholders' equity                   81,682            88,187
                                  ------------------ -----------------
Total liabilities and
 stockholders' equity                      $114,527          $121,143
                                  ================== =================


Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)


                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                ------------------- ------------------
                                     2006     2005      2006     2005
                                ------------------- ------------------

Revenue:
  Software licenses                $7,078   $7,394   $22,128  $21,468
  Professional services             3,567    3,005     9,227   10,091
  Recurring services                9,774    9,787    30,150   29,902
                                ------------------- ------------------
    Total revenue                  20,419   20,186    61,505   61,461

Cost of revenue:
  Software licenses                 1,707    2,411     5,643    6,831
  Professional services             1,889    2,255     5,371    7,389
  Recurring services                4,622    4,755    14,526   13,542
                                ------------------- ------------------
    Total cost of revenue           8,218    9,421    25,540   27,762
                                ------------------- ------------------

      Gross profit                 12,201   10,765    35,965   33,699
                                ------------------- ------------------

Operating expenses:
  Sales and marketing               4,891    3,865    15,141   12,285
  General and administrative        3,696    4,955    19,653   13,185
  Research and development          2,649    2,691     7,700    8,797
  Amortization of acquired
   intangibles                        943      963     2,862    2,888
                                ------------------- ------------------
    Total operating expenses       12,179   12,474    45,356   37,155
                                ------------------- ------------------
Income (loss) from operations          22   (1,709)   (9,391)  (3,456)

  Other income (expense), net         (66)      42      (167)     139
  Interest income, net                237       72       859      276
                                ------------------- ------------------
Income (loss) before income
 taxes and cumulative effect of
 accounting change                    193   (1,595)   (8,699)  (3,041)
  Income tax expense                  202      103       397      256
                                ------------------- ------------------
Loss before cumulative effect of
 accounting change                     (9)  (1,698)   (9,096)  (3,297)
  Cumulative effect of
   accounting change                    -        -        11        -
                                ------------------- ------------------
Net loss                              $(9) $(1,698)  $(9,085) $(3,297)
                                =================== ==================

Net loss before cumulative
 effect of accounting change per
 common share - basic and
 diluted                           $(0.00)  $(0.04)   $(0.22)  $(0.08)
  Cumulative effect of
   accounting change                    -        -      0.00        -
                                ------------------- ------------------
Net loss per common share -
 basic and diluted                 $(0.00)  $(0.04)   $(0.22)  $(0.08)
                                =================== ==================

Weighted average common shares
 outstanding                       41,634   41,015    41,544   40,800
                                =================== ==================


Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

                                 Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                     2006     2005      2006     2005
                                 ------------------ ------------------
Cash flows from operating
 activities
Net loss                              $(9) $(1,698)  $(9,085) $(3,297)
Adjustments to reconcile net
 loss to net cash provided by
 operating activities:
  Depreciation and amortization     1,721    1,831     5,485    5,850
  Amortization of acquired
   intangibles                        943      963     2,862    2,888
  Stock based compensation            513      143     1,535      322
  Recovery of losses on accounts
   receivable                         (30)    (129)        -     (439)
  Change in assets and
   liabilities:
     Accounts receivable            2,991      (16)    4,541    1,378
     Unbilled accounts
      receivable                      (42)     105      (405)     344
     Prepaid and other             (1,804)   1,462    (1,791)     946
     Accounts payable                 732      911       112     (449)
     Accrued liabilities             (176)     370     1,300      550
     Deferred revenue              (1,746)     412    (1,724)    (522)
                                 ------------------ --------- --------
       Net cash provided by
        operating activities        3,093    4,354     2,830    7,571
                                 ------------------ --------- --------

Cash flows from investing
 activities
  Purchase of property and
   equipment                         (581)    (370)   (2,678)    (876)
  Capitalized software             (1,185)    (239)   (3,394)    (538)
  Purchases of short-term
   investments                    (12,279)  (8,722)  (42,750)  (8,822)
  Sales of short-term
   investments                     12,994        -    43,089        -
                                 ------------------ --------- --------
       Net cash used in
        investing activities       (1,051)  (9,331)   (5,733) (10,236)
                                 ------------------ --------- --------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                        12      134       270      789
                                 ------------------ --------- --------
       Net cash provided by
        financing activities           12      134       270      789
                                 ------------------ --------- --------

Effect of foreign exchange rate
 changes on cash                      (11)     (47)      793     (797)
                                 ------------------ --------- --------

Cash and cash equivalents
  Net (decrease) increase           2,043   (4,890)   (1,840)  (2,673)
  Beginning of period              13,923   21,039    17,806   18,822
                                 ------------------ --------- --------
  End of period                   $15,966  $16,149   $15,966  $16,149
                                 ================== ========= ========

Short-term investments            $14,511  $14,847   $14,511  $14,847
Restricted cash                       134      173       134      173
                                 ------------------ --------- --------
Total cash, cash equivalents,
 short-term investments and
 restricted cash                  $30,611  $31,169   $30,611  $31,169
                                 ================== ========= ========

Supplemental Disclosure of Non-
 Cash Investing Activity

Retirement of fixed assets -
 cost                                $832       $-   $11,560       $-
Retirement of fixed assets -
 accumulated depreciation            (822)       -   (11,481)       -
                                 --------- -------- --------- --------
Net retirements of fixed assets       $10       $-       $79       $-
                                 ========= ======== ========= ========


Quovadx, Inc.
Selected Financial Information by Division
(in thousands)
(Unaudited)

Integration Solutions
 Division (ISD)                      Three Months Ended
                      ------------------------------------------------
                       Sept. 30, June 30, March 31, Dec. 31, Sept. 30,
                         2006      2006     2006      2005     2005
                      ---------- -------- --------- -------- ---------
Revenue:
 Software license        $1,558   $1,866    $1,985   $3,194    $2,148
 Professional services    1,550    1,003     1,163    1,301     1,384
 Recurring services       6,545    6,171     6,649    6,316     5,943
                      ---------- -------- --------- -------- ---------
   Total revenue          9,653    9,040     9,797   10,811     9,475

Gross profit              4,427    3,677     3,818    4,800     3,053
Gross margin %               46%      41%       39%      44%       32%

                      ---------- -------- --------- -------- ---------
Income from
 operations(1)           $1,204     $424      $378   $2,210      $338
                      ========== ======== ========= ======== =========

Depreciation and
 amortization               984    1,308     1,252    1,182     1,259
                      ---------- -------- --------- -------- ---------
EBITDA                   $2,188   $1,732    $1,630   $3,392    $1,597
                      ========== ======== ========= ======== =========

Capitalized Software
 Additions                 $285     $440      $331     $617      $239
                      ========== ======== ========= ======== =========

CareScience Division

Revenue:
 Software license        $1,499   $1,625    $1,498   $1,426    $1,302
 Professional services    1,744    1,518     1,626    1,581     1,403
 Recurring services         496      809       877      939       877
                      ---------- -------- --------- -------- ---------
   Total revenue          3,739    3,952     4,001    3,946     3,582

Gross profit              1,690    1,722     2,099    1,618     1,402
Gross margin %               45%      44%       52%      41%       39%

                      ---------- -------- --------- -------- ---------
Income (loss) from
 operations(1)             $(32)   $(131)     $579    $(158)     $(38)
                      ========== ======== ========= ======== =========

Depreciation and
 amortization               472      438       451      463       477
                      ---------- -------- --------- -------- ---------
EBITDA                     $440     $307    $1,030     $305      $439
                      ========== ======== ========= ======== =========

Capitalized Software
 Additions                 $329     $224      $149       $-        $-
                      ========== ======== ========= ======== =========

Rogue Wave Software
 Division

Revenue:
 Software license        $4,021   $4,531    $3,545   $3,704    $3,944
 Professional services      273      194       156      237       218
 Recurring services       2,733    2,992     2,878    2,944     2,967
                      ---------- -------- --------- -------- ---------
   Total revenue          7,027    7,717     6,579    6,885     7,129

Gross profit              6,084    6,743     5,705    6,116     6,310
Gross margin %               87%      87%       87%      89%       89%

                      ---------- -------- --------- -------- ---------
Income from
 operations(1)           $2,283   $2,506    $2,239   $2,009    $2,631
                      ========== ======== ========= ======== =========

Depreciation and
 amortization             1,034    1,003       924      916       928
                      ---------- -------- --------- -------- ---------
EBITDA                   $3,317   $3,509    $3,163   $2,925    $3,559
                      ========== ======== ========= ======== =========

Capitalized Software
 Additions                 $571     $460      $605     $353        $-
                      ========== ======== ========= ======== =========
(1) Does not include allocation of corporate overhead


Quovadx, Inc.
EBITDA Reconciliation
(in thousands)
(Unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------------------------
                                      2006     2005     2006     2005
                                  --------- -------- -------- --------
GAAP net loss                          $(9) $(1,698) $(9,085) $(3,297)
Interest income                       (237)     (72)    (859)    (276)
Depreciation & amortization          2,664    2,794    8,347    8,738
Income taxes                           202      103      397      256
                                  --------- -------- -------- --------
EBITDA                              $2,620   $1,127  $(1,200)  $5,421
                                  ========= ======== ======== ========


    CONTACT: Quovadx, Inc.
             Rebecca Winning, 720-554-1346
             rebecca.winning@quovadx.com
             or
             Financial Dynamics
             Abby Aylman Cohen, 212-850-5710
             abby.cohen@fd.com